Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Management of Sony Corporation:

We have audited the accompanying combined statements of assets acquired and the combined statements of revenues and direct expenses related to certain assets and operations of the static random access memory (“SRAM”) Business, a product line of Sony Corporation (“Sony”) as of March 31, 2009 and March 31, 2008, and for each of the two years in the period ended March 31, 2009, as more fully described in Note 1.  These financial statements are the responsibility of the management of Sony. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of GSI Technology, Inc., and are not intended to be a complete presentation of the SRAM Business financial position or results of operations.

In our opinion, the financial statements referred to above present fairly, in all material respects, the SRAM Business assets as of March 31, 2009 and March 31, 2008, and the revenues and direct expenses related to the SRAM Business for each of the two years in the period ended March 31, 2009, as described in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
November 11, 2009

SRAM Business

(A Product Line of Sony Corporation)

Combined Statements of Assets Acquired

(in thousands)

	March 31
	2009	2008
Inventories	$3,618	$2,378
Machinery and equipment, net	2,727	2,903
Total assets acquired	$6,345	$5,281

The accompanying notes are an integral part of these combined statements.

SRAM Business

(A Product Line of Sony Corporation)

Combined Statements of Revenues and Direct Expenses

(in thousands)

	Fiscal Year Ended March 31
	2009	2008
Net revenues	$8,297	$13,023
Costs and direct expenses:
Cost of revenues	11,130	7,648
Research and development	12,084	10,329
Selling, general and administrative	1,042	2,540
Restructuring charges	2,800	0
Other expenses, net	53	73
Total costs and expenses	27,109	20,590
Net expenses in excess of revenues	$(18,812)	$(7,567)

The accompanying notes are an integral part of these combined statements.

SRAM Business

(A Product Line of Sony Corporation)

Notes to Combined Statements of Assets Acquired and Revenues and Direct Expenses

(in thousands)

1.     Background and Description of Business

On August 28, 2009, a subsidiary of Sony Corporation (“Sony”) entered into a definitive agreement (the  “Agreement”) to divest certain assets of its static random access memory (“SRAM”) product line (the “SRAM Business”), which was part of Sony’s semiconductor business group, headquartered in Japan, to GSI Technology, Inc. (“GSI”).

Under the terms of the Agreement, Sony sold certain assets related to its SRAM product line, which consists of high-speed memory devices sold primarily to an original equipment manufacturer (“OEM”) customer in Malaysia for incorporation into high-performance networking and computer equipment.  In addition, Sony sold the rights to certain patents and granted a non-exclusive license to GSI for certain products related to SRAM products in connection with the Agreement.  The SRAM Business was based in San Jose, California within a wholly-owned Sony subsidiary.  Certain testing and subcontractor management activities supporting the SRAM Business took place at a wholly-owned Japanese subsidiary of Sony.

2.  Basis of Presentation

General —

The accompanying combined financial statements of the SRAM Business have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission.

The accompanying combined financial statements include only the specific assets acquired in accordance with the terms of the Agreement and the related net revenues and direct expenses of the SRAM Business as of March 31, 2009 and 2008 and the fiscal years then ended.  No existing liabilities of the SRAM Business were assumed by GSI.  These combined financial statements of the SRAM Business exclude certain assets and all liabilities of the SRAM Business not assumed by GSI, but include all revenues and costs and direct expenses of the SRAM Business, including an allocation of certain direct expenses of the business for services provided by Sony and its subsidiaries for the periods presented.  Direct costs and expenses exclude the cost of general corporate activities and certain corporate level overhead.  The SRAM Business was not operated as a separate legal entity of Sony, but was an integrated part of Sony’s consolidated operations.

Each entity from which the combined financial statements are derived maintained its books of account in conformity with accounting principles generally accepted in its country of domicile.  The combined financial statements presented herein reflect certain adjustments and reclassifications to present the assets acquired and revenues and direct expenses in conformity with accounting principles generally accepted in the United States of America.  Since separate financial statements of the SRAM business were not maintained by Sony, certain allocations were required to present the operating activity of the SRAM Business.

The combined financial statements do not reflect the results of operations and financial position of the SRAM Business as if it operated as a stand-alone entity, nor are they intended to provide an indication of how the SRAM Business will perform in the future.

None of Sony’s entities engaged in the SRAM Business have maintained books and records for the SRAM Business as if it were a separate company.  In addition, all cash flow requirements of the SRAM Business were funded by Sony and cash management functions were not performed at the SRAM Business level.  Therefore, the preparation of statements of operations and cash flows, including cash flows from operating and financing activities, amounts charged for income taxes, allocations of gains or losses on derivative instruments, interest, and other expenses, was deemed impracticable.  Additionally, since only certain assets are being acquired and no liabilities are being assumed, a balance sheet and statement of stockholders’ equity is not applicable.

Allocations —

Certain expenses incurred by Sony on behalf of the SRAM Business were allocated to the SRAM Business using estimates, assumptions, and a variety of methods that reflect the nature of costs incurred and the SRAM Business activities.  Such expenses include charges for information technology, logistics, insurance, and facility costs.  Allocation methodologies were based on metrics such as salaries, headcount, equipment usage, square footage and revenues.  Allocated costs totaling $471 and $438 are included in the accompanying combined statements of revenues and direct expenses as selling, general and administrative expenses, for the years ended March 31, 2009 and 2008, respectively.  In addition, allocated costs totaling $473 and $447 included in research and development costs for the years ended March 31, 2009 and 2008, respectively.

Management believes that the assumptions and estimates used in preparation of the combined financial statements are reasonable; however, these allocated expenses are not necessarily indicative of costs that would be incurred on a stand-alone basis due to economies of scale, differences in management judgment, or other factors.

All intercompany accounts and transactions have been eliminated.

3.  Summary of Significant Accounting Policies

Use of estimates —

The preparation of the combined financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions, including those discussed in Note 2, that affect the reported amounts in the combined financial statements and accompanying notes.  Actual results could differ from those estimates.

Translation of foreign currencies —

The functional currency of the operations consisting of the SRAM Business is generally the local currency with the U.S. dollar as the reporting currency of the SRAM Business.  Assets are translated using the exchange rates at fiscal year ends.  Income and expense items in the combined statement of revenues and direct expenses are translated at weighted average exchange rates during the period.

Inventories-

Inventories are valued at cost, not in excess of market, cost being determined on the “average cost” basis except for the cost of finished products carried in the United States which is determined on the “first-in, first-out” basis.  The market value of inventory is determined as the net realizable value — i.e. estimated selling price in the ordinary course of business less predictable costs of completion and disposal.  Normal profit margin is not considered when calculating the net realizable value.  Fixed production overhead is allocated to inventory based on the normal capacity of production.  Abnormal amounts of idle capacity, freight, handling costs and wasted materials are recognized as a current period charge within cost of revenues.

Machinery and equipment and depreciation-

Machinery and equipment are stated at cost.  Depreciation of machinery and equipment is computed on the declining-balance method, except for the machinery and equipment located in the United States, whose depreciation is computed on the straight-line method over the estimated useful life of the assets.  The useful lives of the machinery and equipment range from two to ten years.  Maintenance and repairs, and minor renewals and betterments are charged to expense as incurred.  Depreciation expense includes allocations for property, plant and equipment not included in the combined statements of assets acquired.

Impairment of long-lived assets-

The recoverability of the carrying value of long-lived assets held and used are reviewed whenever events or changes in circumstances indicate that the carrying value of the asset or asset group may not be recoverable.  Long-lived assets to be held and used are reviewed for impairment by comparing the carrying value of the asset or asset group with their estimated undiscounted future cash flows.  If the cash flows are determined to be less than the carrying value of the asset or asset group, an impairment loss has occurred and the loss would be recognized during the period for the difference between the carrying value of the asset or asset group and the estimated fair value.  Fair value is determined using the present value of estimated net cash flows or comparable market values.  There was no impairment of the long-lived assets SRAM Business’s as of and during the fiscal years ended March 31, 2009 and 2008.

Revenue recognition —

Effective March 2009, the SRAM products are manufactured and sold primarily to one customer on a consignment basis.  Once manufactured, the products are delivered to an isolated location within the customer’s warehouse.  Revenue is recognized, and inventory is relieved, when the customer removes the product from the consignment inventory for delivery to a third party contract manufacturer at which time all risks and rewards of ownership of the consignment inventory transfer to the customer.

Prior to March 2009, product was shipped to the customer’s warehouse from Sony’s warehouse, and revenue was recognized upon delivery of the products to the customer at which time all risks and rewards of ownership of the inventory transferred to the customer.

Revenues are recognized net of anticipated returns and sales incentives.

From time-to-time the SRAM Business performed engineering services for a third party.  Engineering service revenue is recognized as services are performed, agreed-upon milestones are achieved and customer acceptance, if required, is received from the customer.  Service revenue is less than 5% of net revenues for all periods presented and is therefore not separately disclosed.

Product warranty-

The SRAM Business offers a product warranty for ninety days from the date of sale.  There have been no warranty claims to date, and the SRAM Business has not recorded warranty expense in the fiscal years ended March 31, 2009 and 2008.

Cost of revenues-

Costs classified as cost of revenues relate to the costs of producing and manufacturing of products and include items such as material cost, certain design and engineering costs, subcontractor cost, depreciation of property, plant and equipment, and personnel expenses directly related to the manufacturing operations.

Research and development costs-

Research and development costs, which are expensed as incurred, includes items such as salaries, personnel expenses and other expenses associated with research and product development for the SRAM Business.

Selling, general and administrative expenses-

Costs classified as selling expense relate to promoting and selling products and include items such as salaries and benefits of sales personnel and promotional and shipping expenses.

General and administrative expenses include operating items such as salaries, personnel expenses, depreciation of property, plant and equipment, office rental expense for sales, marketing and administrative divisions, and a provision for doubtful accounts.

Shipping and handling costs-

The majority of shipping and handling, warehousing and internal transfer costs for finished goods are included in selling, general and administrative expenses.  All other costs related to Sony’s distribution network allocated to the SRAM Business are included in cost of revenues, including inbound freight charges, purchase and receiving costs, inspection costs and warehousing costs for raw materials and in-process inventory.  Amounts paid by customers for shipping and handling are included in net revenues.

Shipping and handling costs for finished goods included in selling, general and administrative expenses for the fiscal years ended March 31, 2009 and 2008 is $16 and $8, respectively, which included the internal transportation costs of finished goods.

Related party transactions —

The combined statement of revenues and direct expenses includes significant transactions with and services provided by Sony (e.g. purchasing, accounting, legal, and information technology) that were provided to the SRAM Business.  As discussed above, the costs of these transactions and services have been directly charged or allocated to the SRAM Business using various methods.  The allocated costs were charged to the SRAM Business using estimates that management believes to be a fair reflection of the utilization of services provided to or benefits received by the SRAM Business.  The allocation methods vary and are based on headcount, salaries, management estimates of resources utilized, or a relative percentage of revenue of the SRAM Business.  Such charges and allocations are not necessarily indicative of the costs that would have been incurred if the SRAM Business had been a separate entity.  Estimating such costs as if the SRAM Business had been a separate entity would not be practical.  All costs and expenses in the combined statement of revenues and direct expenses relate to amounts incurred by Sony and have been directly charged or allocated to the SRAM Business.

4. Inventories

Inventories are comprised of the following at March 31:

	2009	2008
Work in process	$3,047	$932
Finished goods	571	1,446
	$3,618	$2,378

5. Machinery and Equipment

Machinery and equipment are comprised of the following at March 31:

	2009	2008
Machinery and equipment	$19,948	$19,085
Less accumulated depreciation	(17,221)	(16,182)
Net machinery and equipment	$2,727	$2,903

Depreciation expense reflected in the combined statement of revenues and direct expenses was $915 and $903 for the fiscal years ended March 31, 2009 and 2008, respectively.  Depreciation expense related to the machinery and equipment acquired by GSI under the Agreement was $797 and $827 for the fiscal years ended March 31, 2009 and 2008, respectively.

6. Restructuring

As described above, the SRAM Business was a part of Sony’s semiconductor business group.  In an effort to improve the performance of this and other businesses, Sony and certain of its subsidiaries underwent several headcount reduction programs to reduce operating costs.  As a result of these measures, employee termination benefits directly attributable to the SRAM Business of approximately $2,800 were recorded for the fiscal year ended March 31, 2009, and were paid out by Sony in June 2009.  The employee termination benefits are separately disclosed as restructuring charges in the combined statement of revenues and direct expenses.  These costs were associated with an early retirement program at the Sony subsidiary for which the employees worked.

7. Legal Expense Allocations

Sony and its subsidiaries were subject to class action lawsuits related to allegations that Sony and its subsidiaries entered into and carried out an agreement, combination, or conspiracy to fix, raise, maintain or stabilize the prices of, and allocate the market for and production of SRAM.  Sony entities ultimately reached tolling agreements pursuant to which such Sony entities were not named as defendants in the proceedings.  Also, in October 2006, Sony Electronics Inc. received a Grand Jury subpoena related to a Department of Justice investigation of potential antitrust violations in the SRAM industry.  In December 2008 Sony Electronics Inc. received a letter from the Department of Justice stating that its investigation with regard to this matter was closed.

Legal expenses totaling $139 and $1,688 for the fiscal years ended March 31, 2009 and 2008, respectively, primarily representing the legal fees for this matter, were allocated to the SRAM Business based on revenues.

8. Concentration and Geographic Information

Net revenues —

Sales to a single customer in Malaysia represented 95% and 98% of the SRAM Business net revenues during the fiscal years ended March 31, 2009 and 2008, respectively.

Sources of supply —

Although most components essential to the SRAM Business are generally available from multiple sources, a key component, silicon wafers, is currently obtained by the SRAM Business from a single source in Taiwan which has tailored its production processes and product design specifically to the SRAM Business’ specifications.  In addition, certain key production processes are outsourced to companies located in Taiwan and Japan and finding alternative service providers would be difficult if these vendors should cease business.  Therefore, the SRAM Business is subject to significant risks of supply shortages that could have a material adverse effect on its financial condition and operating results.

Geographic information —

Net machinery and equipment by country at March 31:

	2009	2008
United States	$1,702	$1,863
Japan	1,025	1,040
Total	$2,727	$2,903

9. Subsequent Events

In May 2009, the SRAM Business acquired a license agreement related to a component of its memory products for $49.  The license was acquired by GSI as part of the Agreement.

During August and through the date of acquisition, the restructuring programs described in Note 6 continued, resulting in additional restructuring charges totaling $1,252 that were directly attributable to the SRAM Business.  These restructuring liabilities were not assumed by GSI.

Effective August 28, 2009, the SRAM Business was sold to GSI for consideration of approximately $6.4 million.  GSI will also make future cash payments based on the sale of certain acquired SRAM products over an eight-quarter period commencing with the first quarter in which GSI derives revenues from shipments of such products.